FIFTH AMENDMENT TO
AGREEMENT OF PURCHASE AND SALE

THIS FIFTH AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this “Fifth Amendment”) is made effective for all purposes as of December 18, 2013, by and between CRI HOTEL INCOME OF MINNESOTA, LLC, a Delaware limited liability company ("Seller"), and UNITED PROPERTIES INVESTMENT LLC, a Minnesota limited liability company ("Buyer").

WHEREAS, Seller and Buyer previously entered into that certain Purchase and Sale Agreement dated as of September 10, 2013, as amended by that certain First Amendment to Purchase and Sale Agreement dated November 5, 2013, and that certain Second Amendment to Purchase and Sale Agreement dated November 21, 2013, and that certain Third Amendment to Purchase and Sale Agreement dated December 16, 2013, and that certain Fourth Amendment to Purchase and Sale Agreement dated December 17, 2013 (as amended, the “Agreement”); and

WHEREAS, Seller and Buyer desire to amend the Agreement as provided in this Fifth Amendment.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Incorporation of Recitals. The recitals to this Fifth Amendment are fully incorporated herein by this reference thereto with the same force and effect as though restated herein.

2.Purchase Price Reduction. Seller and Buyer hereby agree that the Purchase Price shall be, and hereby is, reduced from $12,000,000 to $ 10,615,000.

3.Environmental Release and Indemnification Agreement. As a condition to the reduction in the Purchase Price by the Seller, the Environmental Indemnification and Release Agreement attached as Exhibit N hereto will be executed by 2407 University Investment LLC to release and indemnify Seller and the seller-indemnified parties as set forth in this Environmental Indemnification and Release Agreement. The Environmental Indemnification and Release Agreement is being executed as part of the Closing and shall be effective immediately after the Closing.

4.Escrow Agreement. The Escrow Agreement attached to the Agreement as Exhibit M is hereby deleted and substituted with the Exhibit M attached hereto. The Escrow Agreement attached hereto as Exhibit M will be executed by all parties thereto at or prior to the Closing Date.

5.Service Contracts. The contract between Seller and Nova Consulting Group, Inc., shall be terminated at Closing and any reference in Section 3.6 to such contract is deleted.

6.Closing. The Closing Date shall be December 31, 2013 (not December 30, 2013). The Closing shall be effective as of 11:59 p.m. (central standard time) on the Closing Date.

Notwithstanding that the Closing is effective as of 11:59 p.m. (central standard time), documents and funds may be released at any time on the Closing Date. All documents shall continue to be placed in escrow on or before December 20, 2013 as set forth in Section 4 of the Second Amendment to Purchase and Sale Agreement dated November 21, 2013.

7.Apportionments. All apportionments under the Purchase Agreement shall be made between Seller and Buyer as of 11:59 p.m. (central standard time) on the Closing Date. Seller shall receive all rents and any other revenue from the Property (except for room charges which shall be apportioned as set forth below) owed for the Closing Date. Seller shall be responsible for all costs at the Property accruing on the Closing Date. Room charges for the night of the Closing Date and the morning of the day after the Closing Date shall be equally split between the parties. A good faith and reasonable estimate of this revenue and costs for the Closing Date shall be included in the closing statement for the Closing. A post-closing adjustment shall be made in accordance with Section 4.15 of the Purchase Agreement.

8.Capitalized Terms. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings given thereto in the Agreement.

9.Ratification. Except as modified hereby, the Agreement is hereby ratified, confirmed and reaffirmed in all respects.

10.Governing Law. This Fifth Amendment shall be governed by, and construed in accordance with, the laws of the State of Minnesota.

11.Binding. This Fifth Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

12.Counterparts. This Fifth Amendment may be executed in counterparts.

(Balance of Page Intentionally Left Blank)

IN WITNESS WHEREOF, Seller and Buyer have executed this Fifth Amendment by their duly authorized representatives as of the date first set forth above.

SELLER:

CRI HOTEL INCOME OF MINNESOTA, LLC,
a Delaware limited liability company

By:    CRI Hotel Income Partners, L. P.,
its sole member

By:    CRICO Hotel Associates I, L. P.,
its General Partner

By:    C.R.I., Inc., its General Partner

By:
Michael F. Murphy
Senior Vice President

BUYER:

UNITED PROPERTIES INVESTMENT LLC,
a Minnesota limited liability company

By:
Brandon Champeau
Assistant Vice President

By:
Name:
Title:

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